
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of IOS Capital, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          SEP-30-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                         805,000
<SECURITIES>                                         0
<RECEIVABLES>                            2,142,064,000<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                     117,035,000<F2>
<DEPRECIATION>                              41,854,000<F2>
<TOTAL-ASSETS>                           2,230,691,000
<CURRENT-LIABILITIES>                                0
<BONDS>                                  1,760,750,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0<F3>
<OTHER-SE>                                 300,274,000
<TOTAL-LIABILITY-AND-EQUITY>             2,230,691,000
<SALES>                                              0
<TOTAL-REVENUES>                           137,285,000
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            35,743,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          53,073,000
<INCOME-PRETAX>                             49,650,000
<INCOME-TAX>                                20,357,000
<INCOME-CONTINUING>                         29,293,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                29,293,000
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0<F4>

<F1>Includes net investments in leases of $2,084,562,000 and other accounts receivable.
<F2>Includes leased equipment of: cost - $100,964,000;  accumulated depreciation
- $37,222,000.
<F3>Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
<F4>Not required as the registrant is a wholly-owned subsidiary.

